Exhibit 99.1

Investors and Media
Christopher Oltmann
(818) 264-4907

PennyMac Financial Services, Inc. Reports

Fourth Quarter 2014 Results

Moorpark, CA, February 4, 2015 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $45.9 million for the fourth quarter of 2014, on revenue of $141.7 million. Net income attributable to PFSI common stockholders was $8.8 million, or $0.41 per diluted share.

Fourth Quarter 2014 Highlights

•	Pretax income of $53.2 million, down 15 percent from the prior quarter

•	Total net revenue of $141.7 million, up 1 percent from the prior quarter

o	Production revenue of $72.4 million, up 1 percent from the prior quarter

o	Servicing revenue of $57.6 million, up 3 percent from the prior quarter

o	Investment Management revenue of $10.4 million, down 22 percent from the prior quarter

•	Total loan production activity of $8.0 billion in unpaid principal balance (UPB), down 7 percent from the prior quarter

•	Servicing portfolio reached $106.0 billion in UPB, up 6 percent from September 30, 2014

•	Net assets under management remained $2.0 billion

1

Notable activity after quarter end:

•	Entered into letters of intent to acquire approximately $21 billion in UPB of Agency mortgage servicing rights (MSRs) and expect to sell the excess servicing spread associated with these portfolios to PennyMac Mortgage Investment Trust (PMT)[1]

Full-Year 2014 Highlights

•	Pretax income of $223.0 million, up 22 percent from the prior year

•	Total net revenue of $518.3 million, up 34 percent from the prior year

•	Mortgage Banking revenue of $467.9 million, up 41 percent from the prior year

•	Investment Management revenue of $49.0 million, down 11 percent from the prior year

•	Loan production totaled $29.1 billion, a decrease of 8 percent from the prior year, which included $1.9 billion of consumer direct production, an increase of 74 percent from the prior year

“PennyMac Financial continued to grow its core mortgage banking businesses during the fourth quarter with strong performance in consumer direct originations and loan servicing portfolio growth,” said Chairman and Chief Executive Officer Stanford L. Kurland.  “The mortgage origination market is gaining momentum with the low interest rate environment, and the FHA’s recent reduction to its annual mortgage insurance premiums makes mortgage financing more affordable for many borrowers. Industry forecasts expect these factors to lead to an increase in refinance and home purchase activity, and we believe that PFSI is well positioned to capture these opportunities, evidenced by our growing consumer direct origination activities and the pending bulk acquisitions of $21 billion in UPB of Agency MSRs.”

_______________

[1]	The MSR acquisitions by the Company and PMT’s purchase of excess servicing spread are subject to the negotiation and execution of definitive documentation, continuing due diligence and customary closing conditions, including required regulatory approvals. There can be no assurance that the committed amounts will ultimately be acquired or that the transactions will be completed at all.

2

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended December 31, 2014

	Mortgage banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$44,811	$(162)	$44,649	$–	$44,649
Loan origination fees	12,528	–	12,528	–	12,528
Fulfillment fees from PMT	11,887	–	11,887	–	11,887
Net servicing fees	–	62,278	62,278	–	62,278
Management fees	–	–	–	10,022	10,022
Carried Interest from Investment Funds	–	–	–	263	263
Net interest income (expense):
Interest income	6,311	2,123	8,434	–	8,434
Interest expense	3,491	6,935	10,426	–	10,426
	2,820	(4,812)	(1,992)	–	(1,992)
Other	386	261	647	65	712
Total net revenue	72,432	57,565	129,997	10,350	140,347
Expenses	34,607	46,143	80,750	7,742	88,492
Income before provision for income taxes and non-segment activities	37,825	11,422	49,247	2,608	51,855
Non-segment activities (1)					1,378
Income before provision for income taxes	$37,825	$11,422	$49,247	$2,608	$53,233

(1)	Consists primarily of an adjustment to the Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement.

Production Segment

Production includes the correspondent acquisition of newly originated mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT, and consumer direct lending.

3

PennyMac Financial’s loan production activity totaled $8.0 billion in UPB, of which $5.1 billion in UPB was for its own account, and $2.9 billion was fee-based fulfillment activity for PMT. Interest rate lock commitments (IRLCs) on correspondent government-insured and consumer direct loans totaled $5.9 billion in UPB.

Production segment pretax income totaled $37.8 million, a decrease of 3 percent from the third quarter, driven by a decrease in fulfillment fees received from PMT, partially offset by an increase in net gains on mortgage loans held for sale.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	December 31, 2014	September 30, 2014	December 31, 2013
	(in thousands)
MSR value	$59,511	$61,200	$50,753
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,270)	(2,143)	(123)
Provision for representations and warranties	(1,652)	(1,584)	(909)
Cash investment (1)	(20,099)	(8,472)	(31,686)
Fair value changes of pipeline, inventory and hedges	8,159	(868)	11,418
Net gains on mortgage loans held for sale	$44,649	$48,133	$29,453

(1) Net of cash hedge expense.

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent production business. These services include, but are not limited to: marketing, relationship management, the approval of correspondent sellers and the ongoing monitoring of their performance; reviews of loan data, documentation and appraisals to assess loan quality and risk; and pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT. Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $11.9 million in the fourth quarter, compared to $15.5 million in the third quarter. The decrease was driven by a lower volume of conventional conforming and jumbo correspondent acquisitions by PMT during the fourth quarter. The average fulfillment fee earned for the fourth quarter was 41 basis points.

4

Production segment expenses increased to $34.6 million, a 6 percent increase from the third quarter, primarily driven by increased headcount to support higher volumes of consumer direct lending and correspondent aggregation activity.

Servicing Segment

Servicing includes income from owned MSRs, in addition to subservicing and special servicing activities. Loan servicing pretax income totaled $11.4 million in the fourth quarter, a decrease of 34 percent from the prior quarter. Net loan servicing fees totaled $62.3 million for the quarter, a 16 percent quarter-over-quarter increase, which included $69.9 million in servicing fees reduced by $21.7 million of amortization; $8.8 million of impairment and fair value losses offset, by a $4.3 million gain in fair value of the excess servicing spread financing; and $18.6 million of hedging gains.

The following table presents a breakdown of the net servicing fees:

	Quarter ended
	December 31, 2014	September 30, 2014	December 31, 2013
	(in thousands)
Servicing fees (1)	$69,901	$64,708	$43,588
Effect of MSRs:
Amortization and realization of cash flows	(21,690)	(19,703)	(9,025)
Change in fair value and (provision for) reversal of impairment of MSRs carried at lower of amortized cost or fair value	(8,755)	261	(1,669)
Change in fair value of excess servicing spread financing	4,271	9,539	(2,394)
Hedging (losses) gains	18,551	(897)	–
Total amortization, impairment and change in fair value of MSRs	(7,623)	(10,800)	(13,088)
Net loan servicing fees	$62,278	$53,908	$30,500

(1) Includes contractually-specified servicing fees

Servicing segment expenses totaled $46.1 million, a 21 percent increase from the third quarter, primarily due to higher losses and loss provisions on claims to the government agencies on defaulted loans, including loans purchased out of Ginnie Mae pools.

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The total servicing portfolio reached $106.0 billion in UPB at December 31, 2014, an increase of 6 percent from the prior quarter end. Of the total servicing portfolio, prime servicing was $101.7 billion in UPB and special servicing was $4.3 billion in UPB. The Company subservices and services under contract $39.7 billion in UPB, an increase of 6 percent from September 30, 2014, primarily resulting from new correspondent acquisitions by PMT. PennyMac Financial’s MSR portfolio grew to $64.7 billion in UPB, an increase of 6 percent over the prior quarter, resulting from the acquisition of government-insured loans in correspondent production, consumer direct lending activities, and the acquisition of MSR portfolios totaling $1.7 billion in UPB from mini-bulk and flow transactions.

The table below details PennyMac Financial’s servicing portfolio UPB as of December 31, 2014:

	December 31, 2014	September 30, 2014	December 31, 2013
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$36,564,434	$33,297,161	$22,499,847
Acquisitions	28,126,179	27,568,250	22,469,179
	64,690,613	60,865,411	44,969,026
Mortgage servicing liabilities	478,581	391,588	–
Mortgage loans held for sale	1,100,910	1,217,599	506,540
	66,270,104	62,474,598	45,475,566
Subserviced for Advised Entities	35,416,466	33,456,895	26,788,479
Total prime servicing	101,686,570	95,931,493	72,264,045
Special servicing:
Subserviced for Advised Entities	4,293,479	4,152,284	4,844,239
Subserviced for non-affiliates	–	–	89,361
	4,293,479	4,152,284	4,933,600
Owned mortgage servicing rights—Acquisitions	–	–	969,794
Total special servicing	4,293,479	4,152,284	5,903,394
Total loans serviced	$105,980,049	$100,083,777	$78,167,439

Mortgage loans serviced:
Owned
Mortgage servicing rights	$64,690,613	$60,865,411	$45,938,820
Mortgage servicing liabilities	478,581	391,588	–
Mortgage loans held for sale	1,100,910	1,217,599	506,540
	66,270,104	62,474,598	46,445,360
Subserviced	39,709,945	37,609,179	31,722,079
Total mortgage loans serviced	$105,980,049	$100,083,777	$78,167,439

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Investment Management Segment

PennyMac Financial manages PMT and certain private investment funds, for which it earns base management fees and incentive compensation. Net assets under management were approximately $2.0 billion as of December 30, 2014, a decrease of 1 percent from September 30, 2014.

Pretax income for the Investment Management segment was $2.6 million, a decrease of 58 percent from the third quarter. Carried interest income from the Investment Funds declined by $1.6 million, driven by lower gains in their distressed loan investments during the quarter. Management fees, which include base management fees and incentive fees from PMT and management fees from the Investment Funds, decreased 12 percent from the prior quarter, primarily due to a $1.1 million decline in incentive fee revenue from PMT.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	December 31, 2014	September 30, 2014	December 31, 2013
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,938	$6,033	$5,601
Performance incentive	2,488	3,590	3,323
	8,426	9,623	8,924
Investment Funds	1,596	1,756	2,031
Total management fees	10,022	11,379	10,955
Carried Interest	263	1,902	3,008
Total management fees and Carried Interest	$10,285	$13,281	$13,963

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,578,172	$1,588,041	$1,467,114
Investment Funds	424,182	428,040	557,956
	$2,002,354	$2,016,081	$2,025,070

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Expenses

Total expenses for the fourth quarter totaled $88.5 million, a 14 percent increase from the third quarter. Compensation expense increased 8 percent from the third quarter to $52.5 million, driven primarily by headcount growth in the consumer direct, correspondent production and servicing areas to support increased volumes of activity.

“The mortgage banking business is one that requires high levels of expertise and operational capabilities,” concluded Mr. Kurland. “Since our inception over seven years ago, we have invested in our operating platform and enterprise risk-management capabilities to ensure we have best-in-class compliance, governance and operational functionality. Our highly scalable and legacy-free operating platform has the ability to support future growth and deliver further economies of scale going forward.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Standard Time) on Wednesday, February 4, 2015.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol "PFSI." Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent production business and purchased mortgage servicing rights; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	September 30, 2014	December 31, 2013
	(in thousands, except share data)
ASSETS
Cash	$76,256	$77,251	$30,639
Short-term investments at fair value	21,687	36,335	142,582
Mortgage loans held for sale at fair value	1,147,884	1,259,991	531,004
Servicing advances, net	228,630	195,246	154,328
Derivative assets	38,457	28,400	21,540
Carried Interest due from Investment Funds	67,298	67,035	61,142
Investment in PennyMac Mortgage Investment Trust at fair value	1,582	1,607	1,722
Mortgage servicing rights	730,828	677,413	483,664
Receivable from Investment Funds	2,291	2,702	2,915
Receivable from PennyMac Mortgage Investment Trust	23,871	21,420	18,636
Furniture, fixtures, equipment and building improvements, net	11,339	11,574	9,837
Capitalized software, net	567	580	764
Deferred tax asset	46,038	52,820	63,117
Loans eligible for repurchase	72,539	58,145	46,663
Other	37,858	48,108	15,922
Total assets	$2,507,125	$2,538,627	$1,584,475

LIABILITIES
Mortgage loans sold under agreements to repurchase	$822,621	$929,747	$471,592
Mortgage loan participation and sale agreement	143,638	142,383	–
Note payable	146,855	154,948	52,154
Excess servicing spread financing at fair value	191,166	187,368	138,723
Derivative liabilities	6,513	4,440	2,462
Mortgage servicing liabilities at fair value	6,306	4,091	–
Accounts payable and accrued expenses	62,715	62,712	46,387
Payable to Investment Funds	35,908	35,874	36,937
Payable to PennyMac Mortgage Investment Trust	123,315	104,783	81,174
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	75,024	75,925	71,056
Liability for loans eligible for repurchase	72,539	58,145	46,663
Liability for losses under representations and warranties	13,259	11,762	8,123
Total liabilities	1,699,859	1,772,178	955,271

STOCKHOLDERS' EQUITY
Class A common stock–authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 21,577,686, 21,525,644 and 20,812,777 shares, respectively	2	2	2
Class B common stock–authorized 1,000 shares of $0.0001 par value; issued and outstanding, 54, 58 and 61 shares, respectively	–	–	–
Additional paid-in capital	162,720	161,309	153,000
Retained earnings	51,242	42,479	14,400
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	213,964	203,790	167,402
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	593,302	562,659	461,802
Total stockholders' equity	807,266	766,449	629,204
Total liabilities and stockholders’ equity	$2,507,125	$2,538,627	$1,584,475

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Quarter ended
	December 31, 2014	September 30, 2014	December 31, 2013
	(in thousands, except per share data)
Revenue
Net gains (losses) on mortgage loans held for sale at fair value	$44,649	$48,133	$29,453
Loan origination fees	12,528	11,823	5,315
Fulfillment fees from PennyMac Mortgage Investment Trust	11,887	15,497	11,087
Net servicing fees:
Loan servicing fees
From non-affiliates	48,944	44,647	26,126
From PennyMac Mortgage Investment Trust	11,426	12,325	12,162
From Investment Funds	(329)	1,116	1,574
Ancillary and other fees	9,860	6,620	3,726
	69,901	64,708	43,588
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(7,623)	(10,800)	(13,088)
Net servicing fees	62,278	53,908	30,500
Management fees:
From PennyMac Mortgage Investment Trust	8,426	9,623	8,924
From Investment Funds	1,596	1,756	2,031
	10,022	11,379	10,955
Carried Interest from Investment Funds	263	1,902	3,008
Net interest expense:
Interest income	8,434	8,975	4,322
Interest expense	10,426	11,713	4,987
	(1,992)	(2,738)	(665)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(26)	8	109
Other	2,116	713	658
Total net revenue	141,725	140,625	90,420
Expenses
Compensation	52,475	48,375	34,726
Servicing	19,732	13,914	1,956
Technology	4,525	4,350	3,002
Professional services	2,958	3,290	2,670
Loan origination	3,602	2,537	2,118
Other	5,200	5,467	4,261
Total expenses	88,492	77,933	48,733
Income before provision for income taxes	53,233	62,692	41,687
Provision for income taxes	7,337	7,232	4,430
Net income	45,896	55,460	37,257
Less: Net income attributable to noncontrolling interest	37,133	44,971	30,847
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$8,763	$10,489	$6,410

Earnings per share
Basic	$0.41	$0.49	$0.33
Diluted	$0.41	$0.49	$0.32
Weighted-average common shares outstanding
Basic	21,549	21,432	19,324
Diluted	76,004	75,949	75,922

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
	2014	2013	2012
	(in thousands, except per share data)
Revenue
Net gains on mortgage loans held for sale at fair value	$167,024	138,013	118,170
Loan origination fees	41,576	23,575	9,634
Fulfillment fees from PennyMac Mortgage Investment Trust	48,719	79,712	62,906
Net loan servicing fees:
Loan servicing fees
From non-affiliates	173,005	61,523	20,673
From PennyMac Mortgage Investment Trust	52,522	39,413	18,608
From Investment Funds	6,425	7,099	10,831
Ancillary and other fees	26,469	11,426	2,245
	258,421	119,461	52,357
Amortization, impairment and change in fair value of mortgage servicing rights	(41,502)	(29,451)	(12,252)
Net loan servicing fees	216,919	90,010	40,105
Management fees:
From PennyMac Mortgage Investment Trust	35,035	32,410	12,436
From Investment Funds	7,473	7,920	9,363
	42,508	40,330	21,799
Carried Interest from Investment Funds	6,156	13,419	10,473
Net interest (expense) income:
Interest income	27,771	15,632	6,354
Interest expense	37,257	16,673	7,879
Net interest (expense) income	(9,486)	(1,041)	(1,525)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(6)	41	817
Other	4,867	2,500	2,707
Total net revenue	518,277	386,559	265,086
Expenses
Compensation	190,707	148,576	124,014
Servicing	48,430	7,028	3,642
Technology	15,439	9,205	4,455
Professional services	11,108	10,571	5,568
Loan origination	9,554	9,943	2,953
Other	20,006	19,110	6,131
Total expenses	295,244	204,433	146,763
Income before provision for income taxes	223,033	182,126	118,323
Provision for income taxes	26,722	9,961	–
Net income	196,311	172,165	$118,323
Less: Net income attributable to noncontrolling interest	159,469	157,765
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$36,842	$14,400

Earnings per share
Basic	$1.73	$0.83
Diluted	$1.73	0.82
Weighted-average common shares outstanding
Basic	21,250	17,311
Diluted	75,955	75,892

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